WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 415-493-9300 FACSIMILE 415-493-6811




                                            August 25, 1997

PMC-Sierra, Inc.
105-8555 Baxter Place
Burnaby, British Columbia
Canada


           Re: Registration Statement on Form S-3 (File No. 333-15519)


Gentlemen & Ladies:

         In connection with your adoption of the registration, and the preparation and filing of Amendment No. 2 to the Registration Statement on Form S-3, under the Securities Act of 1933, as amended, relating to the distribution by Bipolar Integrated Technology, Inc. or BIT Liquidating LLC, an Oregon limited liability company (collectively, "BIT") to its stockholders, or resale or distribution by or for the account of BIT or of those stockholders, of up to 804,407 shares of your Common Stock ("Shares"), all of which are issued and outstanding, we have examined originals or copies of corporate records, certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

         On the basis of the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by your Board of Directors, and the Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of the opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                            Sincerely,



                                            /s/ Wilson Sonsini Goodrich & Rosati
                                            ------------------------------------
                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation